UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2026

Autolus Therapeutics plc

(Exact name of registrant as specified in its Charter)

England and Wales	001-38547	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Mediaworks

191 Wood Lane

London W12 7FP

United Kingdom

(Address of principal executive offices)(Zip Code)

(44) 20 3829 6230

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value $0.000042 per share	AUTL	The Nasdaq Global Select Market
Ordinary shares, nominal value $0.000042 per share*	*	The Nasdaq Stock Market LLC*

*

Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Global Select Market. The American Depositary Shares represent the right to receive ordinary shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American Depositary Shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Perceptive Senior Secured Notes Facility

On July 30, 2026 (the “Closing Date”), Autolus Therapeutics plc (the “Company”) entered into a Note Purchase Agreement and Guaranty (the “Note Purchase Agreement”) with certain subsidiaries of the Company, as guarantors, the noteholders party thereto and Perceptive Credit Holdings V, LP (“Perceptive”), as administrative agent for the noteholders (in such capacity, together with permitted successors and assigns, the “Agent”). The Note Purchase Agreement provides for a senior secured notes facility in an aggregate principal amount of up to $250.0 million (the “Notes Facility” and the senior secured notes issued thereunder, the “Notes”).

On the Closing Date, the Company issued the first tranche of notes under the Note Purchase Agreement in an aggregate principal amount of $75.0 million (the “Tranche 1 Notes”). The Notes Facility permits the Company to issue up to an additional $175.0 million of Notes, in three additional tranches. The second tranche in an aggregate principal amount of up to $25.0 million is available from the Closing Date through January 30, 2027 (the “Tranche 2 Notes”). The third tranche in an aggregate principal amount of up to $75.0 million (the “Tranche 3 Notes”) becomes available if the Company achieves certain Consolidated Net Revenue (as defined in the Note Purchase Agreement) levels prior to July 31, 2028, and the fourth tranche in an aggregate principal amount of up to $75.0 million (the “Tranche 4 Notes”) becomes available if the Company achieves certain Consolidated Net Revenue levels prior to January 31, 2030.

The Notes Facility has a maturity date of July 30, 2031 (the “Maturity Date”). The Notes Facility accrues interest, payable monthly in arrears, at an annual rate equal to the sum of (a) an applicable margin ranging from 6.75% to 7.25% based on the Consolidated Net Revenue for the most recently ended trailing twelve consecutive month period plus (b) the greater of (i) one-month term SOFR and (ii) 3.50%. Upon the occurrence and during the continuance of an event of default under the Note Purchase Agreement, the interest rate shall increase by an additional 4.00% per annum upon the request of the Agent and upon written notice to the Company, or automatically in the case of a payment or bankruptcy event of default. The Company paid upfront fees and other customary fees and expenses upon the issuance of the Tranche 1 Notes on the Closing Date. The Company will also be required to pay upfront fees and other customary fees and expenses upon each issuance of the Tranche 2 Notes, the Tranche 3 Notes or the Tranche 4 Notes under the Notes Facility.

Prior to the Maturity Date, there will be no scheduled principal payments under the Notes Facility. On the Maturity Date, the Company is required to pay the Agent the aggregate outstanding principal amount of the notes thereunder and all accrued and unpaid interest thereon. The outstanding notes under the Notes Facility may be redeemed at any time, subject to an early redemption premium ranging from 1% to 8% if such early redemption occurs prior to the Maturity Date.

The Company’s obligations under the Note Purchase Agreement are guaranteed by certain of the Company’s wholly-owned subsidiaries, including Autolus Holdings (UK) Limited, Autolus Limited, Autolus Inc. and Autolus GmbH as of the Closing Date, and will be guaranteed by any future direct and indirect subsidiaries of the Company, other than any Excluded Subsidiaries (as defined in the Note Purchase Agreement). The Company’s obligations under the Note Purchase Agreement are secured by a first priority perfected security interest on substantially all of the existing and after-acquired assets of the Company and subsidiary guarantors, subject to customary exceptions.

The Note Purchase Agreement contains certain representations and warranties, affirmative covenants, negative covenants, and events of default that are customarily required for similar financings. In addition, the Note Purchase Agreement contains financial covenants requiring the Company to (i) at all times prior to the Maturity Date, maintain a Minimum Liquidity Amount (as defined in the Note Purchase Agreement) ranging from $12.5 million to $50.0 million depending on certain Consolidated Net Revenue and market capitalization thresholds and (ii) as of each calculation date set forth in the Note Purchase Agreement, maintain Consolidated Net Revenue that is not less than the amounts specified in the Note Purchase Agreement. The occurrence of an event of default under the Note Purchase Agreement could result in, among other things, the declaration that all outstanding principal and interest thereunder are immediately due and payable in whole or in part.

Perceptive Warrants

On the Closing Date, the Company issued to Perceptive a warrant to purchase up to 3,500,000 of the Company’s American Depositary Shares (the “ADSs”) representing ordinary shares, on a one-for-one basis, with a nominal value of $0.000042 per share, with an exercise price of $1.9314 per ADS, which is a 25% premium to the 30-day volume weighted average sale price of the ADSs on NASDAQ as reported by Bloomberg for the period ending on the business day immediately preceding the Closing Date.

Upon the issuance of each of the Tranche 3 Note and the Tranche 4 Note, respectively, the Company will issue to Perceptive an additional warrant to purchase up to 2,500,000 ADSs per tranche (which number of ADSs will be adjusted for any stock splits, stock combinations and the like that take place after the Closing Date and prior to the applicable issuance date), with an exercise price equal to the 30-day volume weighted average sale price of the ADSs on NASDAQ as reported by Bloomberg for the period ending on the business day immediately preceding such issuance date.

All the warrants, regardless of issuance date, will have an expiration date of July 30, 2036, may be exercised on a cashless and/or “net” basis, are freely transferable, and will be automatically exercised, on a cashless basis, prior to their expiration if the value of the shares underlying the respective warrant is greater than the then-applicable exercise price. The warrant exercise prices are subject to adjustment for certain recapitalization events, as further described in the warrants.

The warrant was, and the additional warrants will be, issued in reliance upon an exemption from registration contained in Section 4(a)(2) under the Securities Act. The warrants and the ADSs issuable thereunder may not be offered, sold, pledged or otherwise transferred in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act.

Registration Rights Agreement

On July 30, 2026, in connection with the Note Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Perceptive, pursuant to which the Company agreed to prepare and file with the SEC, promptly following the Closing Date but no later than 45 calendar days following the Closing Date (the “Filing Deadline”), a registration statement (the “Initial Registration Statement”) covering the resale of all Registrable Securities relating to the warrant issued at the Closing Date and, to the extent eligible for inclusion, all Registrable Securities relating to the warrants issuable under the Note Purchase Agreement but not yet issued as of the Filing Deadline (including the warrants issuable at the Tranche 2 Notes, Tranche 3 Notes and Tranche 4 Notes issue dates). To the extent any such Registrable Securities are ineligible for inclusion in the Initial Registration Statement, the Company agreed to file an additional registration statement to register such securities within 45 calendar days of their becoming eligible for registration.

The foregoing summary of the Note Purchase Agreement, the warrants and the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of each of the above-referenced documents, copies of which are filed as Exhibits 4.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 under the heading “Perceptive Senior Secured Notes Facility” is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 under the heading “Perceptive Warrants” is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

4.1	Form of Warrant Certificate

10.1#	Note Purchase Agreement and Guaranty, dated July 30, 2026, by and among the Company, as issuer, the guarantors party thereto from time to time, the noteholders party thereto from time to time and Perceptive Credit Holdings V, LP, as the administrative agent for the noteholders.

10.2	Registration Rights Agreement, dated July 30, 2026, by and between the Company and Perceptive.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

# Certain confidential information has been omitted from this exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) the type of information that the Company treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLUS THERAPEUTICS PLC

Dated: August 3, 2026	By:	/s/ Christian Itin, Ph.D.
Name: Christian Itin, Ph.D.
Title: Chief Executive Officer